SA FUNDS – INVESTMENT TRUST 10 Almaden Blvd., 15th Floor San Jose, CA 95113 (800) 366-7266 www.sa-funds.net

June 23, 2015

State Street Bank and Trust Company
Josiah Quincy Building
200 Newport Avenue
North Quincy, Massachusetts 02171
Attention: Amy, Wagner, Vice President, JQB06

Re: SA Funds – Investment Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as SA Worldwide Moderate Growth Fund (the “Portfolio”).

In accordance with Section 18, the Additional Funds provision, of the Custodian Agreement dated as of July 1, 1999, as amended, modified, or supplemented from time to time (the “Custodian Agreement”), by and among the Fund, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolio under the terms of the Custodian Agreement.

In accordance with Section 1, the Appointment of Bank provision of the Second Amended and Restated Sub-Administration dated as of July 8, 1999, and amended and restated November 20, 2001 and February 23, 2007 (the “Sub-Administration Agreement”), by and among LWI Financial Inc. (the “Company”), the Fund and State Street Bank and Trust Company, the undersigned Fund and the Company hereby request that State Street act as Sub-Administrator for the new Portfolio under the terms of the Sub-Administration Agreement. In connection with such request, the undersigned Fund hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Sub-Administration Agreement

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

SA Funds – Investment Trust
                     on behalf of:
SA Worldwide Moderate Growth Fund

By:
Name:	Chris Stanley
Title:	General Counsel & CCO, Duly Authorized

SA FUNDS – INVESTMENT TRUST 10 Almaden Blvd., 15th Floor San Jose, CA 95113 (800) 366-7266 www.sa-funds.net

LWI Financial Inc.

By:
Name:	Chris Stanley
Title:	General Counsel & CCO, Duly Authorized

Agreed and Accepted
STATE STREET BANK AND TRUST COMPANY

By:
Name:	Gunjan Kedia
Title:	Executive Vice President, Duly Authorized

Effective Date:	June 23, 2015